UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2018

PDL Community Bancorp

(Exact name of Registrant as Specified in Its Charter)

Federal	001-38224	82-2857928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

PDL Community Bancorp (NASDAQ:PDLB), the holding company for Ponce Bank held its annual shareholder meeting on May 10, 2018. The business conducted at the annual meeting consisted of the reelection of two directors and the ratification of the appointment of Mazars USA LLP as independent registered public accounting firm for the year ending December 31, 2018.

Director James C. Demetriou received 14,187,685 “for” votes and 233,500 “withhold” votes.

Director Nick R. Lugo received 14,177,497 “for” votes and 243,688 “withhold” votes.

Mazars USA LLP received 17,503,302 “for” votes, 87,003 “against” votes, and 836 abstentions.

With respect to the reelection of Director James C. Demetriou and Director Nick R. Lugo, there were 3,169,956 broker non votes, respectively.

With respect to the ratification of Mazars USA LLP, there were no broker non votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PDL Community Bancorp

Date: May 16, 2018	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President Chief Executive Officer